As filed with the Securities and Exchange Commission on October 28, 1999
                                                 Registration No. 333-_________

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           DANKA BUSINESS SYSTEMS PLC
             (Exact Name of Registrant as Specified in Its Charter)

                  ENGLAND                                        98-0052869
     (State or Other Jurisdiction of                          (I.R.S. Employer
      Incorporation or Organization)                         Identification No.)

         11201 Danka Circle North
         St. Petersburg, Florida                                    33716
(Address of Principal Executive Offices)                          (Zip Code)


                        DANKA 401(k) PROFIT SHARING PLAN
                            (Full Title of the Plan)


                                Larry K. Switzer
                            Chief Executive Officer
                           Danka Business Systems PLC
                           c/o Danka Industries, Inc.
                            11201 Danka Circle North
                         St. Petersburg, Florida 33716
                    (Name and Address of Agent for Service)


                                 (727) 576-6003
         (Telephone Number, Including Area Code, of Agent for Service)


                                   Copies to:

                               John E. Lowe, Esq.
                            Michael H. Altman, Esq.
                                Altheimer & Gray
                               10 S. Wacker Drive
                            Chicago, Illinois 60606
                                 (312) 715-4000

                        CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED MAXIMUM         PROPOSED MAXIMUM
     TITLE OF SECURITIES                                          OFFERING PRICE             AGGREGATE               AMOUNT OF
      TO BE REGISTERED            AMOUNT TO BE REGISTERED          PER SHARE(1)          OFFERING PRICE(1)        REGISTRATION FEE
----------------------------      -----------------------       ----------------         -----------------        ----------------


Ordinary shares, 1.25 p each         20,000,000 shares          $2.4138805 per share         $48,277,610              $13,421.18
represented by American
Depositary Shares.(2)(3)

American Depositary Shares            5,000,000 ADSs                  N/A                    N/A                      N/A
----------------------------------------------------------------------------------------------------------------------------------

1. Inserted solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h), the fee is calculated on the basis of the Mid Market Price for the Registrant's ordinary shares on the London Stock Exchange on October 27, 1999. Dollar amounts have been calculated from pence trading prices at the rate of 1.6477 dollars per pound, which was the noon buying rate in New York City for cable transfers in pounds sterling on October 27, 1999, as certified for customs purposes by the Federal Reserve Bank of New York.

2. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Profit Sharing Plan described herein.

3. Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.


===============================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents filed by Danka Business Systems PLC (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

                  (a) Annual Report on Form 10-K for the period ended March 31, 1999, filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") on July 14, 1999.

                  (b) Amendment to Annual Report on Form 10-K/A, filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act on July 29, 1999.

                  (c) Form 8-K Current Report of the Registrant filed on July 16, 1999 regarding amendments to the Registrant's credit agreements.

                  (d) Form 8-K Current Report of the Registrant filed on August 5, 1999 regarding the sale of the Registrant's Omnifax division.

                  (e) Form 10-Q Quarterly Report of the Registrant for the period ended June 30, 1999, as filed on August 16, 1999.

                  (f) The description of the Registrant's Ordinary shares contained in Amendment No. 2 to Form 20-F filed by the Registrant pursuant to Section 12(g) of the Exchange Act and declared effective by the Commission on December 17, 1992.

                  All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, or filed with the Commission by the Danka 401(k) Profit Sharing Plan (the "Plan") pursuant to Section 15(d) of the Exchange Act, after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded, modified or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Plan which is used to satisfy the requirements of Section 10(a) of the Securities Act and Rule 428 promulgated thereunder.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  The classes of securities to be offered under this Registration Statement, other than interests of participation in the Plan, are registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Article 154 of the Registrant's current Articles of Association provides:

                  "Subject to the provisions of the Statutes, every Director or other officer or Auditor for the time being of the Company shall be indemnified out of the assets of the Company against all costs, charges, expenses, losses or liabilities which he may sustain or incur in or about the actual or purported execution of the duties of his office or otherwise in relation thereto, including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or in connection with any application in which relief is granted to him by the Court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company."

                  The relevant provisions of the Statutes are Section 310 and 727 of the Companies Act 1985, as amended by the Companies Act of 1989.

                  Section 310 provides:

                  "(1) This section applies to any provision, whether confined in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

                  (2) Except as provided by the following subsection, any such provision is void.

                  (3) This section does not prevent a company:

                      (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

                      (b) from indemnifying any such officer or auditor against any liability incurred by him -

                          (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted, or

                          (ii) in connection with any application under Section 144(3) or (4) (acquisition of shares by innocent nominee) or Section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

                  Section 727 provides:

                  "(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that the officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him either wholly or partly, from his liability on such terms as it thinks fit.

                  "(2) If any such officer or person as above mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

                  "(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper."

                  Directors and officers of the Registrant are, subject to policy terms and limitations, indemnified against directors' and officers' liability under insurance contracts.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.  EXHIBITS.

                  The following are filed herewith as part of this Registration
Statement:

         EXHIBIT NO.                     EXHIBIT
         -----------                     -------

           4.1(1)       Memorandum of Association of the Registrant.

           4.2(1)       Articles of Association of the Registrant.

           4.3 Resolution approving increase in authorized share capital of the Registrant, approved of the Annual General Meeting of Shareholders of the Registrant on July 19, 1996.

           4.4 Danka 401(k) Profit Sharing Plan, and amendments 1 and 2 thereto.

           4.5(2) Deposit Agreement dated June 25, 1992, form of Amendment No. 1 dated February 26, 1993, form of Amendment No. 2 dated July 2, 1993, and form of Amendment No. 3 dated August 16, 1994 between The Bank of New York Company and Owners and Holders of American Depositary Receipts.

           4.6(2)       Form of American Depositary Receipt.

           4.7(2)       Form of Ordinary Share Certificate.

           5.1 Danka has submitted or will submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to quality the Plan.

           5.2          Opinion of Clifford Chance.

           23.1         Consent of KPMG LLP.

           23.2 The consent of Clifford Chance to inclusion of their legal opinion as an exhibit to this Registration Statement is included in the opinion filed as Exhibit 5.2.

---------------

(1) Previously filed as an exhibit to the Registrant's Registration Statement on Form 20-F filed with the Commission on November 10, 1992, File No. O-20828.

(2) Previously filed as exhibits, to the Registration Statement on Form S-1 the Registrant filed with the Commission on September 2, 1993, Registration No. 33-68278, which is incorporated by reference.

ITEM 9.  UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on this 28th day of October, 1999

                                          DANKA BUSINESS SYSTEMS PLC


                                          By: /s/ Larry K. Switzer
                                             ----------------------------------
                                                  Larry K. Switzer,
                                                  Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons (or by their designated attorney-in-fact) in the capacities indicated on the date indicated.



             SIGNATURE                                               TITLE                                        DATE
             ---------                                               -----                                        ----


 /s/ David W. Kendall                                   Chairman and Director                               October 28, 1999
------------------------------------
David W. Kendall

/s/ Larry K. Switzer                                   Director and Chief Executive Officer                 October 28, 1999
------------------------------------
Larry K. Switzer

/s/ Brian L. Merriman                                  Director and President and                           October 28, 1999
------------------------------------                   Chief Operating Officer
Brian L. Merriman

/s/ Michael B. Gifford                                 Director                                             October 28, 1999
------------------------------------
Michael B. Gifford

/s/ Richard C. Lappin                                  Director                                             October 28, 1999
------------------------------------
Richard C. Lappin

/s/ Keith J. Merrifield                                Director                                             October 28, 1999
------------------------------------
Keith J. Merrifield

/s/ J. Ernest Riddle                                   Director                                             October 28, 1999
------------------------------------
J. Ernest Riddle



/s/ C. Anthony Wainwright                              Director                                            October 28, 1999
------------------------------------
C. Anthony Wainwright

/s/ James F. White, Jr.                                Director                                            October 28, 1999
------------------------------------
James F. White, Jr.

/s/ F. Mark Wolfinger                                  Executive Vice President and                        October 28, 1999
------------------------------------                   Chief Financial Officer
F. Mark Wolfinger                                      (principal financial officer)


                                    THE PLAN

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the plan administrator have duly caused this Registration Statement to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on October 28, 1999.


                               DANKA 401(k) PROFIT SHARING PLAN


                               By: DANKA Office Imaging Company,
                                   as Plan Administrator


                               By: /s/ David Berg
                                   ---------------------------------------------

                               Its: Executive Vice President and General Counsel
                                    --------------------------------------------